EXHIBIT 99.1


                              FIRST M&F CORPORATION
                              221 WASHINGTON STREET
                          KOSCIUSKO, MISSISSIPPI 39090

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Hugh S. Potts, Jr., J. Marlin Ivey, Charles W. Ritter, Jr., W. C. Shoemaker, or Edward G. Woodard or any of them, with full power to act alone and to appoint a substitute, except no officer or employee of the Bank may act as a proxy, as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of First M&F Corporation held of record by the undersigned on September 3, 1999, at the special meeting of stockholders to be held on October 15, 1999, at 10:30 a.m., local time, and at any and all adjournments thereof as follows:

1. The proposal to approve and adopt the Agreement and Plan of Merger among First M&F and Community Federal Bancorp, Inc. whereby Community Federal will be merged into First M&F.

       FOR _________        AGAINST _________   ABSTAIN ________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.

Please sign exactly as your name appears on certificate(s) representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated ___________________, 1999


_____________________________           _______________________________
SIGNATURE OF STOCKHOLDER                SIGNATURE OF STOCKHOLDER

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE